NovaDel Announces Clinical Development Strategy to Advance

Candidates with Near-term NDA Submissions

-Company Reiterates Timelines for Zolpidem Oral Spray NDA-

-Company Expects Sumatriptan Oral Spray NDA in First Half of 2008-

Flemington, NJ – June 27, 2007 – NovaDel Pharma Inc. (AMEX: NVD), today announced a refined clinical development strategy focused on advancing its most mature drug candidates to New Drug Applications (NDAs) with the Food and Drug Administration (FDA). NovaDel’s pipeline includes late-stage drug candidates Zolpidem Oral Spray for insomnia and Sumatriptan Oral Spray for migraine. NovaDel recently announced positive pivotal data on Zolpidem Oral Spray, and plans to submit the New Drug Application (NDA) for this product to the Food and Drug Administration (FDA) during the second half of 2007.

“NovaDel has generated a portfolio of drug candidates with multiple late-stage opportunities for approval through our oral spray formulation technology. We are currently focusing the majority of our human and financial resources on Zolpidem and Sumatriptan Oral Sprays” commented Jan H. Egberts, M.D., NovaDel’s President and CEO. “As previously reported, we are in the process of compiling our NDA submission for Zolpidem Oral Spray and we are on track to achieve this important milestone by the end of the year.”

“NovaDel is also deploying substantial resources to our second program with near-term NDA potential, Sumatriptan Oral Spray,” continued Egberts. “We are in the process of modifying our clinical protocols for Sumatriptan Oral Spray and we plan to resubmit these documents to the FDA shortly. Furthermore, in order to develop an even more robust NDA package for Sumatriptan Oral Spray, we are generating more extensive manufacturing and stability data to be included in this submission. We have therefore adjusted the date of our expected submission for Sumatriptan Oral Spray to the first half of 2008.”

While NovaDel is focusing the majority of its resources on its candidates that are closest to NDA submission, the Company believes that both Ropinirole and Tizanidine Oral Spray programs hold tremendous promise for patients suffering from disorders of the central nervous system.  NovaDel intends to strengthen the resource allocation for these programs pending the eventual NDA filing of Zolpidem Oral Spray and Sumatriptan Oral Spray.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company's most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (AMX: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings. Ambien® is a registered trademark and Ambien CR™ is a trademark of Sanofi-Aventis.

CONTACTS:

Susan H. Griffin

(908) 782 -3431 ext. 2423

Director, Investor Relations

sgriffin@novadel.com